UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2013

LeMaitre Vascular, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33092	04-2825458
(Commission File Number)	(IRS Employer Identification No.)

63 Second Avenue Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

(781) 221-2266

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On November 12, 2013, LeMaitre Vascular, Inc. (the “Company”) is hosting an investor and analyst meeting (“Investor Day”) beginning at 9:30 a.m. at its corporate headquarters in Burlington, Massachusetts, at which management is providing investors and analysts with an overview of the Company’s business, positioning, overall corporate strategy and growth opportunities as well as reiterating the Company’s financial outlook for the fourth quarter and full year 2013 previously announced on October 29, 2013. The Investor Day presentation materials are attached hereto as Exhibit 99.1 and incorporated herein by reference. These materials will also be used by the Company on November 13, 2013 at an Investor Day held in San Francisco, California, and the Company may use the materials at one or more subsequent conferences or meetings with analysts and investors. The presentation materials will also be available online at www.lemaitre.com/investor as of November 12, 2013.

The information contained in this report, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed as part of this report:

(d) Exhibits.

Exhibit No.	Description

99.1	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEMAITRE VASCULAR, INC.

Dated: November 12, 2013	By:	/s/ Joseph P. Pellegrino, Jr.
		Name:	Joseph P. Pellegrino, Jr.
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Investor Presentation

4